UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

July 9, 2017

Date of Report (Date of earliest event reported)

HCP, Inc.

(Exact name of registrant as specified in its charter)

Maryland	001-08895	33-0091377
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1920 Main Street, Suite 1200

Irvine, CA 92614

(Address of principal executive offices) (Zip Code)

(949) 407-0700

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Principal Accounting Officer

On July 11, 2017, HCP, Inc., a Maryland corporation (“HCP”), announced that its Board of Directors (“the Board”) appointed Shawn G. Johnston, 38, to serve as Senior Vice President and Chief Accounting Officer, effective August 15, 2017.

Mr. Johnston has served as Vice President–Chief Accounting Officer of UDR, Inc. (“UDR”), a multifamily real estate investment trust, since March 2016. He previously served as the Vice President–Controller of UDR from 2013 until 2016 when he became CAO, and served as Interim Principal Financial Officer from June 2016 through December 2016. From 2010 to 2013, Mr. Johnston served as Chief Accounting Officer at American Residential Communities LLC, a residential real estate company. Prior to that, he was a Senior Manager–Audit Services for Ernst & Young LLP, specializing in real estate.

The material terms of Mr. Johnston’s compensation following his commencement of employment with HCP are summarized as follows:

•	Base Salary and Bonus. Mr. Johnston will receive an annual base salary of $375,000, subject to annual review. He will also be eligible for an annual bonus with a target amount of $325,000. The actual amount of the annual bonus will be determined by the Compensation Committee of the Board (the “Compensation Committee”), and will be pro-rated based on the period he is employed by HCP in 2017.

•	One-Time Cash Bonus. In connection with his hiring, Mr. Johnston will receive a one-time cash bonus of $400,000, $250,000 of which will be a make-whole bonus payment (the “Make-Whole Payment”) and $150,000 of which will be an inducement bonus payment (together with the Make-Whole Payment, the “One-Time Cash Bonus”). If his employment with HCP is terminated for cause or he voluntarily terminates his employment with HCP within 24 months of his start date, he will be required to reimburse HCP a pro-rated amount of his One-Time Cash Bonus.

•	One-Time Make-Whole Equity Award. In connection with his hiring, Mr. Johnston will receive a grant of restricted stock units (“RSUs”) shortly after his commencement of employment with HCP with an aggregate grant date fair value of approximately $500,000 (the “Initial Equity Award”). The Initial Equity Award will vest over three years, commencing with the first anniversary of the grant date, subject to Mr. Johnston’s continuing employment on each applicable vesting date.

•	Long-Term Equity Award Target. Mr. Johnston will be eligible for an annual equity award with a target aggregate grant date fair value of $300,000 (the “Annual Equity Award”). The Annual Equity Award will be subject to approval by the Compensation Committee.

•	Severance Terms. Mr. Johnston will be eligible to participate in HCP’s Executive Change in Control Severance Plan (“CIC Plan”). The material terms of the CIC Plan are described under the heading “Potential Payments upon a Termination or Change in Control—Severance Plans” in HCP’s Definitive Proxy Statement on Schedule 14A, filed with the Securities and Exchange Commission (“SEC”) on March 16, 2017, and are incorporated herein by reference.

•	Other Benefits. Mr. Johnston will be eligible to participate in the health, welfare and other benefits plans and arrangements as generally made available to HCP’s other senior vice presidents. HCP will also reimburse him for up to $150,000 of relocation expenses. If his employment with HCP is terminated for cause or he voluntarily terminates his employment with HCP within 24 months of his start date, he will be required to reimburse HCP for any relocation reimbursement paid to him.

There are no family relationships involving Mr. Johnston that would require disclosure under Item 401(d) of Regulation S-K. There are no current or proposed transactions in which he or any member of his immediate family has, or will have, a direct or indirect material interest that would require disclosure under Item 404(a) of Regulation S-K.

Departure of Principal Accounting Officer

Effective August 17, 2017, Scott Anderson, HCP’s Executive Vice President and Chief Accounting Officer, will depart HCP. In connection therewith, and subject to the execution of a general release of claims against HCP and compliance with certain confidentiality, non-solicitation and non-competition restrictive covenants, Mr. Anderson will receive severance benefits pursuant to the Severance Plan, which includes approximately $1.6 million in cash severance to be paid over 24 months, and a partial year bonus payment of approximately $230,000 that will be paid upon his departure. In addition, Mr. Anderson’s unvested RSUs awarded before May 6, 2016, will vest immediately upon his departure, and RSUs awarded after May 6, 2016, will continue to vest according to their original vesting schedule for two years, and thereafter the remaining RSUs will be accelerated. Mr. Anderson’s vested stock options will remain exercisable for 12 months following his departure.

The material terms of the Severance Plan are described under the heading “Potential Payments upon a Termination or Change in Control—Severance Plans” in HCP’s Definitive Proxy Statement on Schedule 14A, filed with the SEC on March 16, 2017, and are incorporated herein by reference. The description of the Severance Plan set forth under this Item 5.02 is qualified in its entirety by reference to the complete terms and conditions of the Severance Plan, a copy of which was previously filed as Exhibit 10.3 to HCP’s Form 10-Q, filed with the SEC on November 1, 2016, and is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On July 11, 2017, HCP issued a press release announcing Mr. Johnston’s appointment as Senior Vice President and Chief Accounting Officer and the pending departure of Mr. Anderson, HCP’s Executive Vice President and Chief Accounting Officer, as noted in Item 5.02 above. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated into this Item 7.01 by reference.

The information set forth in this Item 7.01 and the related information in Exhibit 99.1 attached hereto are being furnished to, and shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section and shall not be incorporated by reference in any filing with, the SEC under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference therein.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

No.	Description
99.1	Press Release dated July 11, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HCP, Inc.
(Registrant)

Date: July 11, 2017	By:	/s/ Troy E. McHenry
Troy E. McHenry
Executive Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

No.	Description

99.1	Press Release dated July 11, 2017.